UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2013

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

802 Main Street, West Point, Virginia		23181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 10, 2013, C&F Financial Corporation, a Virginia corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Central Virginia Bankshares, Inc., a Virginia corporation (“CVBK”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Special Purpose Sub, Inc. (“Merger Sub”), a Virginia corporation and a wholly-owned subsidiary of the Company, and also a party to the Merger Agreement, will merge with and into CVBK, with CVBK continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, each outstanding share of common stock of CVBK will be converted into the right to receive $0.32 per share in cash, without interest. With certain exceptions, shares of common stock of CVBK owned by the Company will be cancelled without payment of any consideration and will cease to exist. Shares of CVBK common stock that are owned by dissenting stockholders who have appropriately asserted appraisal rights under Section 13.1-729 of the Virginia Stock Corporation Act (“VSCA”) will be entitled only to payment in cash of the appraised value of the dissenting shares, as determined pursuant to the VSCA. Each outstanding and vested option to purchase shares of common stock under CVBK’s stock plans (each, a “CVBK Option”) will be cancelled and converted into the right to receive, with respect to each share subject to the CVBK Option, an amount in cash equal to $0.32 minus the exercise price per share of the CVBK Option immediately prior to the effective time of the Merger. Each restricted share of CVBK common stock outstanding under CVBK’s stock plans will fully vest immediately prior to the effective time (except to the extent vesting is not permitted by applicable laws, rules or regulations, including applicable golden parachute prohibitions), and be converted into the right to receive $0.32 in cash. Any restricted shares of CVBK common stock that may not be so vested will be cancelled and will not receive any merger consideration.

As of the date of the Merger Agreement, in connection with CVBK’s participation in the U.S. Department of the Treasury’s (the “Treasury”) Troubled Asset Relief Program Capital Purchase Program, there were outstanding (i) 11,385 shares of CVBK’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.25 per share (the “CVBK TARP Preferred Stock”) and (ii) a warrant to purchase 263,542 shares of common stock of CVBK (the “CVBK TARP Warrant”). The CVBK TARP Preferred Stock and the CVBK TARP Warrant will not be modified in the Merger and will remain outstanding. Subject to final documentation, immediately following the effective time of the Merger, the Company will redeem and repurchase for an aggregate of $3.35 million all of the CVBK TARP Preferred Stock, including accumulated and unpaid dividends, and the CVBK TARP Warrant from the Treasury.

The Merger Agreement contains customary representations, warranties and covenants from both the Company and CVBK. Among other covenants the Company has agreed to: (i) provide customary indemnification to and insurance coverage for certain directors and officers of CVBK, and (ii) assume the subordinated debentures issued by CVBK related to trust preferred securities issued by Central Virginia Bankshares Statutory Trust I. Among other covenants, CVBK has agreed: (i) to convene an appropriate meeting of its shareholders to consider and vote upon, among other things, the approval of the Merger Agreement and the Merger, (ii) that, subject to certain exceptions, the board of directors of CVBK will recommend the adoption and approval of the Merger and the Merger Agreement by CVBK’s shareholders, and (iii) not to solicit or encourage inquiries or proposals with respect to, or, subject to certain exceptions, engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any person relating to, any third-party acquisition proposals.

Completion of the Merger is subject to various customary conditions, including, among others: (i) approval of the Merger and the Merger Agreement by the shareholders of CVBK, (ii) receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System and the Virginia State Corporation Commission Bureau of Financial Institutions, (iii) the absence of legal impediments to the Merger, and (iv) the absence of certain material adverse changes or events. Completion of the Merger is also subject to the absence of certain changes in the financial condition of CVBK.

The Merger Agreement contains certain termination rights for the Company and CVBK, as the case may be. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, CVBK is required to pay to the Company as a termination fee $400,000 or, if greater, an amount equal to actual, verifiable out-of-pocket expenses of the Company not to exceed $500,000. The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, the Company is required to reimburse CVBK for its reasonable documented out-of-pocket expenses, not to exceed $250,000.

In connection with the Company’s entry into the Merger Agreement, each of CVBK’s directors signed (i) a Support Agreement and (ii) a Non-Competition and Non-Solicitation Agreement. The Support Agreement requires the directors, in their capacities as shareholders of CVBK, except in certain circumstances, to vote their respective shares in favor of the Merger Agreement and the Merger, to the extent such director has sole voting power or sole dispositive power over such shares. The Non-Competition and Non-Solicitation Agreement requires the directors, for a period of two years following the effective time of the Merger, to not directly or indirectly engage in certain activities that would compete with the business of the Company or its subsidiaries or affiliates. Each of CVBK’s executive officers also signed a Support Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualification and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01         Other Events

On June 10, 2013, the Company and CVBK jointly issued a press release regarding the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger dated as of June 10, 2013 by and among C&F Financial Corporation, Special Purpose Sub, Inc. and Central Virginia Bankshares, Inc.
99.1	Press Release dated June 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
REGISTRANT

Date: June 14, 2013	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

Exhibit Index

2.1	Agreement and Plan of Merger dated as of June 10, 2013 by and among C&F Financial Corporation, Special Purpose Sub, Inc. and Central Virginia Bankshares, Inc.
99.1	Press Release dated June 10, 2013

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